Metris Receivables, Inc.                      Metris Master Trust             Revised 9/20/96                   Monthly Report
Certificateholder's Statement                   Series 1996-1                                                           Aug-96
Section 5.2                                       Class A          Class B         Class C          Class D         Total

(i)   Certificate Amount                      518,000,000.00    87,500,000.00   50,000,000.00    44,500,000.00   700,000,000.00
(ii)  Certificate Principal Distributed                 0.00             0.00            0.00                              0.00
(iii) Certificate Interest Distributed          2,784,250.00       495,833.33      262,100.69                      3,542,184.02
(iv) Principal Collections                     31,559,528.12     5,331,001.37    3,046,286.50     2,702,251.91    42,639,067.90
(v)  Finance Charge Collections                11,641,963.10     1,966,547.81    1,123,741.62       997,046.98    15,729,299.51
     Recoveries                                    43,993.56         7,431.34        4,246.48         3,779.37        59,450.75
     Interest Earned on Accounts                        0.00             0.00            0.00             0.00             0.00
     Total Finance Charge Collections          11,685,956.66     1,973,979.15    1,127,988.10     1,000,826.35    15,788,750.26
	Total Collections                      43,245,484.78     7,304,980.52    4,174,274.60     3,703,078.26    58,427,818.16
(vi) Aggregate Amount of Principal Receivables                                                                 1,187,648,000.56
     Invested Amount (End of Month)           518,000,000.00    87,500,000.00   50,000,000.00    44,500,000.00   700,000,000.00
     Floating Allocation Percentage               43.6156167%       7.3675028%      4.2100016%       3.7469014%      58.9400226%
     Invested Amount (Beginning of Month)     518,000,000.00    87,500,000.00   50,000,000.00    44,500,000.00   700,000,000.00
     Average Daily Invested Amount                                                                               699,821,270.80
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                       87.58%  1,068,192,153.39
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)     7.71%     93,969,266.69
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)    1.90%     23,160,753.22
       90 Days and Over (60+ Days Contractually Delinquent)           2.81%     34,235,858.17
	  Total Receivables                                         100.00%  1,219,558,031.47
(viii) Aggregate Investor Default Amount                                         4,065,369.27
	As a % of Average Daily Invested Amount                                          6.07%
	(Based on 35 days, Annualized based on 366 days/year)
(ix)  Charge-Offs
      Class A                                                                           0.00
      Class B                                                                           0.00
      Class C                                                                           0.00
      Class D                                                                           0.00
	Total Charge-Offs                                                               0.00
(x)   Servicing Fee                                                             1,338,797.81
(xi)  Pool Factor
      Class A                                                                      1.0000000
      Class B                                                                      1.0000000
      Class C                                                                      1.0000000
(xii) Unreimbursed Reallocated Principal Collections
      Class B                                                                           0.00
      Class C                                                                           0.00
      Class D                                                                           0.00
(xiii) Excess Funding Account Balance                                                   0.00
       Prefunding Account Balance                                                       0.00
Average Net Portfolio Yield                                                          17.5178%
Minimum Base Rate                                                                     8.4691%